Exhibit 16.1

April 11, 2019

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated April 10, 2019 of Lake Forest Minerals, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ AMC Auditing

AMC Auditing
Las Vegas, Nevada